                                                                     EXHIBIT 1.1

                          $355 MILLION PRINCIPAL AMOUNT

                           EL PASO NATURAL GAS COMPANY

                          7 5/8% SENIOR NOTES DUE 2010

                               PURCHASE AGREEMENT

                                                                   July 16, 2003

CITIGROUP GLOBAL MARKETS INC.
CREDIT SUISSE FIRST BOSTON LLC
BANC OF AMERICA SECURITIES LLC
TOKYO-MITSUBISHI INTERNATIONAL PLC
SG COWEN SECURITIES CORPORATION


c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013


Dear Ladies and Gentlemen:

         1. Introductory. El Paso Natural Gas Company, a Delaware corporation (the "COMPANY"), and an indirect wholly owned subsidiary of El Paso Corporation, a Delaware corporation, proposes, subject to the terms and conditions stated herein, to issue and sell to the several parties named in Schedule A hereto (the initial "PURCHASERS") U.S.$355,000,000 aggregate principal amount of its 7 5/8% Senior Notes due 2010 ("OFFERED SECURITIES") to be issued under an indenture, dated as of the Closing Date (as defined herein) (the "INDENTURE"), between the Company and Wilmington Trust Company, as Trustee. The Securities Act of 1933, as amended, is herein referred to as the "SECURITIES ACT."

         The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement, dated as of the Closing Date, between the Company and the Purchasers (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company will agree to file an exchange offer registration statement, or, under certain circumstances, a shelf registration statement with the Securities and Exchange Commission (the "COMMISSION") registering the resale of the Offered Securities under the Securities Act.

         The Company hereby agrees with each Purchaser as follows:

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Purchaser that:

                  (a) The Company has prepared a final offering circular dated July 16, 2003 (the "OFFERING DOCUMENT") relating to the Offered Securities to be offered by the Purchasers. The Offering Document, as of the date of this Agreement, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to


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         make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by Citigroup Global Markets Inc. and Credit Suisse First Boston LLC specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.


                  (b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT").

                  (c) Each subsidiary (as such term is defined in the Offering Document) of the Company is set forth on Schedule B hereto (a "SUBSIDIARY") and has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation with power and authority (corporate or other) to own its properties and conduct its business as described in the Offering Document; and each such Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect; all of the issued and outstanding equity interests of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and the equity interests of each Subsidiary owned by the Company, directly or through Subsidiaries, are owned free from liens, claims or adverse interests of any nature.

                  (d) The Offered Securities and the Indenture have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered, and such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform in all material respects to the description thereof contained in the Offering Document; and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (e) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection



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         with the issuance and sale of the Offered Securities by the Company, except such as may be required under state securities laws and for filings with the Commission as are required pursuant to the Registration Rights Agreement.

                  (f) The execution, delivery and performance of the Indenture, this Agreement, the Registration Rights Agreement, the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute or any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over El Paso Corporation, the Company or any Subsidiary or any of their properties, (ii) any agreement or instrument to which El Paso Corporation, the Company or any such Subsidiary is a party or by which El Paso Corporation, the Company or any such Subsidiary is bound or to which any of the their respective properties is subject, or (iii) the charter or by-laws of El Paso Corporation, the Company or any such Subsidiary; and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

                  (g) This Agreement has been duly authorized, executed and delivered by the Company; the Registration Rights Agreement has been duly authorized and, as of the Closing Date, will have been duly executed and delivered by the Company. The Registration Rights Agreement (assuming the due authorization, execution and delivery thereof by the Purchasers) constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity; and the Registration Rights Agreement conforms to the description thereof in the Offering Document.

                  (h) None of El Paso Corporation, the Company or any Subsidiary is (i) in violation of its respective charter, by-laws or other organizational documents or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that the Company or any Subsidiary is a party to or by which the Company or any Subsidiary or their respective property is bound, except with respect to clause (ii) above such violations or defaults as could not reasonably be expected to have a Material Adverse Effect.

                  (i) Except for the pledge by Sabine River Investors V, L.L.C. of its equity interests in EPNG Mojave, Inc. and El Paso Mojave Pipeline Co. in connection with El Paso Corporation's $3 billion credit facility and as otherwise disclosed in the Offering Document, the Company and its Subsidiaries have good and indefeasible title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Company and its Subsidiaries hold any leased real or personal



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         property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                  (j) Except as disclosed in the Offering Document, none of El Paso Corporation, the Company or any Subsidiary is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and, except as disclosed in the Offering Document, the Company is not aware of any pending investigation which might lead to such a claim.

                  (k) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting El Paso Corporation, the Company, or any Subsidiary or any of their respective properties that, if determined adversely to any of them, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

                  (l) The financial statements and other financial information included in the Offering Document present fairly the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates shown and their respective results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Offering Document, such consolidated financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

                  (m) Except as disclosed in the Offering Document (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), since the date of the latest audited financial statements of the Company included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its Subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (n) Except as disclosed in the Offering Document, no "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act has indicated to the Company that it is considering (i) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating assigned to the Company or any securities of the Company or (ii) any change in the outlook for any rating of the Company or any securities of the Company.

                  (o) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be (i) an "investment company" as defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), or (ii) a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder.

                  (p) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act of 1934, as amended (the "EXCHANGE ACT") or quoted in a U.S. automated inter-dealer quotation system.

                  (q) Assuming the accuracy of the representations and warranties of each Purchaser contained in Section 4, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof, Regulation D thereunder and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

                  (r) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities, or any security of the same class or series as the Offered Securities, or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("REGULATION S") under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Purchaser, and each Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.680% of the principal



                                      -5-
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amount thereof, the principal amount of the Offered Securities set forth opposite the name of such Purchaser in Schedule A hereto.

         The Company will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the "REGULATION S SECURITIES") in the form of one or more permanent global securities in registered form without interest coupons (the "REGULATION S GLOBAL SECURITIES") which will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") for the respective accounts of the DTC participants for Euroclear Bank S.A./N.V., as operator of the Euroclear System ("EUROCLEAR"), and Clearstream Banking, societe anonyme ("CLEARSTREAM, LUXEMBOURG") and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Offered Securities to be purchased by the Purchasers hereunder and to be offered and sold by the Purchasers in reliance on Rule 144A under the Securities Act (the "144A SECURITIES") in the form of one permanent global security in definitive form without interest coupons (the "RESTRICTED GLOBAL SECURITIES") deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under "Transfer Restrictions" in the Offering Document. Until the termination of the restricted period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Offering Document.

         Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to Citigroup Global Markets Inc. and Credit Suisse First Boston LLC and designated in writing by the Company, not less than 48 hours prior to the Closing Date, at 9:00 A.M., (New York time), on July 21, 2003, or at such other time not later than seven full business days thereafter as Citigroup Global Markets Inc., Credit Suisse First Boston LLC and the Company determine, such time being herein referred to as the "CLOSING DATE," against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Restricted Global Securities will be made available for checking at the office of Locke Liddell & Sapp LLP, Houston, Texas at least 24 hours prior to the Closing Date.



         4. Representations by Each Purchaser; Resale by Each Purchaser.

                  (a) Each Purchaser represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

                  (b) Each Purchaser acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United



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         States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities, (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act ("RULE 144A"). Accordingly, neither a Purchaser nor its affiliates, nor any persons acting on its or their respective behalves, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and each Purchaser, its affiliates and all persons acting on its or their respective behalves have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

         "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

         Terms used in this subsection (b) have the meanings given to them by Regulation S.

                  (c) Each Purchaser agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except with the prior written consent of the Company.

                  (d) Each Purchaser agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

                  (e) Each Purchaser represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer



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         or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act
         2000) received by it in connection with the issue or sale of any Offered Securities in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000 does not apply to the Company; and (iii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iv) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

         5. Certain Agreements of the Company. The Company agrees with the Purchasers that:

                  (a) The Company will advise the Purchasers promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplement without the Purchasers' consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Purchasers of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither the Purchasers' consent to, nor their delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (b) The Company will furnish or make generally available to the Purchasers copies of the Offering Document, and upon request of any Purchaser amendments and supplements to such documents, in each case as soon as available and in such quantities as such Purchaser reasonably requests. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

                  (c) The Company will cooperate with the Purchasers in connection with the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as Citigroup Global Markets Inc. or Credit Suisse First Boston LLC designates and will continue such qualifications in effect so long as required for resale of the Offered Securities; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions taken by the Company as contemplated herein that relate to the Offering Document, or the offering of the Offered Securities in any jurisdiction in which it is not now so qualified.

                  (d) During the period of two years hereafter, the Company will furnish or make generally available to the Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders, if any, for such year, and a copy of the restrictions on transfer applicable to the Offered Securities; and the Company will furnish to the Purchasers, as soon as available, a copy of each report and any definitive proxy statement, if any, of the Company filed with the Commission under the Exchange Act or mailed to stockholders.

                  (e) The Company will pay all expenses incident to the performance of its obligations under this Agreement and the Registration Rights Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as Citigroup Global Markets Inc. or Credit Suisse First Boston LLC designates and the printing of memoranda relating thereto, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing any Offering Document (including any amendments and supplements thereto) to the Purchasers.

                  (f) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Citigroup Global Markets Inc. or Credit Suisse First Boston LLC for a period beginning at the date of this Agreement and ending at the later of the Closing Date and the lifting of trading restrictions by the Purchasers.

                  (g) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

                  (h) The Company will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

                  (i) In connection with the offering, until Citigroup Global Markets Inc. or Credit Suisse First Boston LLC shall have notified the Company of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest, any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

         6. Conditions of the Obligations of the Purchasers. The several obligations of the Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein on the date hereof and the Closing Date, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) On the date of this Agreement, the Purchasers shall have received a letter, dated the date of delivery thereof, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder and stating to the effect that:

                           (i) in their opinion the financial statements and any
                  schedules and any summary of earnings examined by them and included in the Offering Document comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations published thereunder;

                           (ii) they have performed the procedures specified by
                  the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Offering Document;

                           (iii) on the basis of the review referred to in
                  clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited financial statements, if
                           any, and any summary of earnings included in the Offering Document do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

                                    (B) if any unaudited "capsule" information
                           is contained in the Offering Document, the unaudited consolidated operating revenues, operating income, net income and net income per share amounts or other amounts constituting such "capsule" information and described in such letter (i) do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements; or (ii) were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                                    (C) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated Subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Offering Document; or

                                    (D) for the period from the closing date of
                           the latest income statement included in the Offering Document to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated operating revenues, operating income or in net income;

                  except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Offering Document discloses have occurred or may occur or which are described in such letter; and

                           (iv) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Offering Document (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its Subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                  (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), business, properties or results of operations of the Company and its Subsidiaries taken as one enterprise which, in the judgment of the Purchasers, is material and adverse and makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of El Paso Corporation. or the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of El Paso Corporation or the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would in the judgment of the Purchasers, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of El Paso Corporation or the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Purchasers, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities.

                  (c) The Purchasers shall have received an opinion, dated the Closing Date, of Locke Liddell & Sapp LLP, counsel for the Company, to the effect that:

                           (i) The Indenture has been duly authorized, executed
                  and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as (A) may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors' rights generally and (B) may be limited by general principles of equity (regardless of whether considered in a proceeding in equity or law);

                           (ii) The Offered Securities have been duly authorized
                  and executed by the Company and, when executed, authenticated and issued in the manner provided for in the Indenture and delivered and paid for by the Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as (A) may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors' rights generally and (B) may be limited by general principles of equity (regardless of whether considered in a proceeding in equity or law); and the Offered Securities conform in all material respects to the description thereof contained in the Offering Document;

                           (iii) No consent, approval, authorization or order
                  of, or filing with, any governmental agency or body or any court of the United States or the State of New York is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as may be required under state securities laws, as to which such counsel need not opine, and, for filings with the Commission as are required pursuant to the Registration Rights Agreement;

                           (iv) The execution and delivery by the Company of,
                  and the performance by the Company of its obligations under, the Indenture, this Agreement and the Registration Rights Agreement, and the issuance and sale by the Company of the Offered Securities and compliance with the terms and provisions thereof will not violate any provision of applicable United States federal law, New York law or Delaware General Corporation Law, or the charter or by-laws of the Company or the charter or by-laws of any Subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

                           (v) In the course of the preparation by the Company
                  of the Offering Document, such counsel has participated in conferences with certain of the officers and representatives of the Company, the Company's independent accountants, the Purchasers and counsel for the Purchasers at which the Offering Document were discussed; no facts have come to counsel's attention in the course of such proceedings that have caused such counsel to believe that the Offering Document, as of the date of this Agreement or as of the Closing Date, or any amendment thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Offering Document of statutes, contracts and other documents are accurate in all material respects and fairly present in all material respects the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Offering Document which are not described as required or of any contracts or documents of a character required to be described in the Offering Document which are not described as required, it being understood that such counsel need express no opinion as to the financial statements and schedules or other financial data contained in the Offering Document;

                           (vi) This Agreement and the Registration Rights
                  Agreement have been duly authorized, executed and delivered by the Company;

                           (vii) The Company is not and, after giving effect to
                  the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be (i) an "investment company" as such term is defined in the Investment Company Act or (ii) a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder;

                           (viii) It is not necessary in connection with (i) the
                  offer, sale and delivery of the Offered Securities by the Company to the Purchasers pursuant to this Agreement or (ii) the resales of the Offered Securities by the Purchasers in the manner contemplated by this Agreement, to register the Offered Securities or to qualify an indenture in respect thereof under the Trust Indenture Act; and

                           (ix) In a case properly argued and presented, a Texas
                  court or a Federal court sitting in Texas and applying Texas conflict of law principles, as set out in Section 35.51 of the Texas Business and Commerce Code, would give effect to the provisions of the Offered Securities, the Indenture and the Registration Rights Agreement selecting the substantive law of New York as the governing law of the Offering Securities and the Indenture, upon appropriate evidence as to such laws being adduced.

                           (x) The execution, delivery and performance of this
                  Agreement, the Registration Rights Agreement, the Indenture and the Offered Securities by the Company, the compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not violate or conflict with El Paso Corporation's $3.0 billion Revolving Credit Agreement dated as of April 16, 2003 agented by JPMorgan Chase Bank.

                  (d) The Purchasers shall have received from David Siddall, Esq., as special counsel for the Company, an opinion, dated the Closing Date, to the effect that:

                           (i) Each of the Company and its Subsidiaries has been
                  duly incorporated or formed, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, and has the corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Document, and each is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or to be in good standing, individually or in the aggregate, would not have a Material Adverse Effect;

                           (ii) The execution, delivery and performance of this
                  Agreement, the Registration Rights Agreement, the Indenture and the Offered Securities by the Company, the compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not, to such counsel's knowledge, (A) violate any indenture, loan agreement, mortgage, lease or other agreement or instrument to which El Paso Corporation, the Company or any Subsidiary is a party or by which El Paso Corporation, the Company or any Subsidiary or their respective property is bound or (B) violate or conflict with any judgment, order or decree of any court or any governmental body or agency having jurisdiction over El Paso Corporation, the Company or any Subsidiary or their respective property, except in each case, for such violations as would not have a Material Adverse Effect;

                           (iii) To such counsel's knowledge after due inquiry,
                  there are no legal or governmental proceedings required to be described in the Offering Document which are not described as required or of any contracts or documents of a character required to be described in the Offering Document which are not described as required, and in each case insofar as such descriptions constitute summaries of the legal matters, documents or proceedings referred to in the Offering Document, fairly present as of the date of this Agreement the information disclosed in the Offering Document in all material respects, it being understood that such counsel need express no opinion as to the financial statements or schedules or other financial data contained in the Offering Document;

                           (iv) (A) The execution and delivery by the Company
                  of, and the performance by the Company of its obligations under, this Agreement and the Registration Rights Agreement will not violate any provisions of any applicable laws and regulations specifically governing the generation, transportation, distribution or delivery of natural gas, oil, electricity or other related commodities or services, including pipelines, transmission lines, storage facilities and related facilities and equipment, or the import or export of such commodities or services (collectively, the "ENERGY INDUSTRY") and (B) no consent, approval, authorization or order of or qualification with any United States federal body or agency specifically regulating the Energy Industry is required for the performance by the Company of its obligations under this Agreement or the Registration Rights Agreement, except in each of the foregoing cases for such violations or failures to obtain such consent, approval, authorization, order or qualification as would not have a Material Adverse Effect.

                  (e) The Purchasers shall have received from Cahill Gordon & Reindel LLP, counsel for the Purchasers, such opinion, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on the Closing

         Date, the Offering Document and other related matters as the Purchasers may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (f) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements of the Company included in the Offering Document, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), business, properties or results of operations of the Company and its Subsidiaries, taken as a whole, except as set forth in or contemplated by the Offering Document or as described in such certificate.

                  (g) The Purchasers shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

                  (h) The Company and the Purchasers shall have entered into the Registration Rights Agreement.

         The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. Citigroup Global Markets Inc. may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

         7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Purchaser, its affiliates, partners, directors and officers and each person, if any, who controls a Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by such Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by such Purchaser consists of the information described as such in subsection
(b) below; and provided, further, that with respect to any untrue statement or omission of material fact made in the Offering Document, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Purchaser from whom such person asserting any such loss, claim, damage or liability purchased the Offered Securities concerned, to the extent that any such loss, claim, damage or liability of such Purchaser occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (i) the Company had previously furnished copies of the Offering Document on a timely basis to the Purchasers, (ii) delivery of a offering circular was required by the Securities Act to be made to such person and (iii) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Offering Document.

         (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Purchasers consists of the following information in the Offering Document furnished on behalf of the
Purchasers: the first sentence of the third paragraph and the eleventh paragraph under the heading "Plan of Distribution" in the Offering Document.

         (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and
(ii) will not, in any event, relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (x) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; or (y) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

         (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Purchaser on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and a Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Purchaser. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or a Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by such Purchaser and resold were offered to subsequent purchasers exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation

(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligation to contribute pursuant to this subsection (d) shall be several in proportion to their respective purchase obligations set forth on Schedule A hereto and not joint.

         (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each partner, affiliate, director and officer and each person, if any, who controls a Purchaser within the meaning of the Securities Act; and the obligations of each Purchaser under this Section 7 shall be in addition to any liability which such Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

         8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Purchasers, their affiliates, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in
Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv) (other than with respect to a suspension of trading of any securities of El Paso Corporation) or (v) of Section 6(b), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by the Purchasers in connection with the offering of the Offered Securities.

         9. Notices. All communications hereunder will be in writing and, if sent to the Purchasers, will be mailed, delivered or sent by facsimile and confirmed to the Purchasers c/o Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, or, if sent to the Company, will be mailed, delivered or sent by facsimile and confirmed to it at 1001 Louisiana Street, Houston, Texas 77002, Attention: Corporate Secretary.

         10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         12. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         13. Default by a Purchaser. If any one or more Purchasers shall fail to purchase and pay for any of the Offered Securities agreed to be purchased by such Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the amount of Offered Securities set forth opposite their names in Schedule A hereto bears to the aggregate amount of Offered Securities set forth opposite the names of all the remaining Purchasers) the Offered Securities which the defaulting Purchaser or Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Offered Securities which the defaulting Purchaser or Purchasers agreed but failed to purchase shall exceed 10% of the aggregate amount of Offered Securities set forth in Schedule A hereto, the remaining Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Securities, and if such nondefaulting Purchasers do not purchase all the Offered Securities, this Agreement will terminate without liability to any nondefaulting Purchasers or the Company. In the event of a default by any Purchaser as set forth in this Section 13, the Closing Date shall be postponed for such period, not exceeding five Business Days, as Citigroup Global Markets Inc. and Credit Suisse First Boston LLC shall determine in order that the required changes in the Offering Document or in any other documents or arrangements may be effected. Nothing contained in its Agreement shall relieve any defaulting Purchaser of its liability, if any, to the Company or any nondefaulting Purchaser for damages occasioned by its default hereunder.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                  [Remainder of Page Intentionally Left Blank]
                      [Signature Page Immediately Follows]

                                                 Very truly yours,

                                                 EL PASO NATURAL GAS COMPANY



                                              By: /s/ GREG G. GRUBER
                                                 ----------------------------
                                                 Name:  Greg G. Gruber
                                                 Title: Senior Vice President
                                                        Chief Financial Officer
                                                        and Treasurer

The foregoing Purchase Agreement is
   hereby confirmed and accepted as of
   the date first above written.

CITIGROUP GLOBAL MARKETS INC.
CREDIT SUISSE FIRST BOSTON LLC
BANC OF AMERICA SECURITIES LLC
TOKYO-MITSUBISHI INTERNATIONAL PLC
SG COWEN SECURITIES CORPORATION



By:  Citigroup Global Markets Inc.



By:  /s/ SEAN DOLAN
    ----------------------------------
    Name:  Sean Dolan
    Title: Vice President

                                   SCHEDULE A

                                                                                   PRINCIPAL AMOUNT OF
                        PURCHASER                                                  OFFERED SECURITIES
                        ---------                                                  -------------------
Citigroup Global Markets Inc.........................................                 $106,500,000

Credit Suisse First Boston LLC.......................................                  106,500,000
                                                                                      ------------
Banc of America Securities LLC.......................................                   71,000,000
                                                                                      ------------
Tokyo-Mitsubishi International plc...................................                   35,500,000
                                                                                      ------------
SG Cowen Securities Corporation......................................                   35,500,000
                                                                                      ------------
                           Total.....................................                 $355,000,000
                                                                                      ============

                                   SCHEDULE B

                                  SUBSIDIARIES

Sabine River Investors V, L.L.C.
El Paso Gas Transportation Company
El Paso Mojave Pipeline Co.
El Paso Pipeline Services Co.
EPNG Mojave, Inc.
Mojave Pipeline Company